SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                               September 29, 1998

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                              THERMO TERRATECH INC.
             (Exact name of Registrant as specified in its charter)


Delaware                        1-9549                           04-2925807
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of                File Number)              Identification Number)
incorporation or
organization)


81 Wyman Street
Waltham, Massachusetts                                           02454-9046
(Address of principal executive offices)                          (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)



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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Thermo TerraTech Inc.'s Annual Report on Form 10-K for the year ended April 4, 1998. These include risks and uncertainties relating to: dependence of Thermo
TerraTech's businesses on environmental regulation and on sales to government entities; potential environmental, regulatory, and professional liability; intense competition; development and commercialization of technology; dependence on the availability of certain raw materials; possible obsolescence of Thermo TerraTech's services due to technological change; Thermo TerraTech's acquisition and spinout strategies; uncertainties associated with the availability of government funding; the effect of seasonal influences on Thermo TerraTech's
performance;   and  the  potential   impact  of  the  year  2000  on  processing
date-sensitive information.

Item 5.     Other Events

     On September 29, 1998, Thermo TerraTech Inc. ("Thermo  TerraTech") issued a press  release  announcing  that it will  record  pretax  restructuring charges totaling approximately $10 million in its second fiscal quarter, which ends October 3, 1998. A charge of approximately $9 million will be incurred as a result of the decision of Thermo TerraTech's ThermoRetec
Corporation subsidiary to  close  two  soil-recycling  facilities,   which  are
located in Richmond, California, and Greenville, South Carolina. Thermo TerraTech's five other soil-recycling facilities are unaffected by this action. These charges will reduce second quarter 1999 diluted earnings per share by approximately $.24. Thermo TerraTech estimates that these actions will result in calendar 1999 operating savings of at least $1 million.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of September, 1998.



                                          THERMO TERRATECH INC.


                                          By:/s/ Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer